Exhibit 99.1

Warren Resources, Inc. Emerges from Bankruptcy

Houston, October 5, 2016 (Globe Newswire) —

Warren Resources, Inc. announced today the satisfaction of all conditions precedent to the effective date of its Chapter 11 plan of reorganization. Accordingly, after approximately four months of court proceedings, Warren has successfully emerged from Chapter 11 bankruptcy protection, with an improved balance sheet and a viable capital structure.

Warren’s bankruptcy proceeding began on June 2, 2016 when Warren and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. On September 14, 2016, the bankruptcy court entered a confirmation order approving Warren’s plan of reorganization. In accordance with the plan of reorganization, Warren’s pre-bankruptcy common stock and preferred stock have been cancelled on the effective date of the plan, and Warren is issuing new common stock to its pre-petition creditors, including lenders under its pre-petition first-lien and second-lien secured credit facilities, an unsecured contractual claimholder and investors who held Warren’s pre-petition unsecured notes.

“We are pleased to have completed our reorganization in a timely and efficient manner with the cooperation of all our significant creditors. With our new capital structure, we are positioned to further develop and potentially expand our asset base in order to enhance value for our new stockholders,” stated James A. Watt, Warren’s President, Chief Executive Officer and Chairman of the Board. “I extend my sincere thanks and appreciation to our lenders, our employees, members of our former board of directors, and our financial, accounting and legal advisors, all of whom have worked tirelessly throughout this inherently difficult process and contributed to its successful outcome. Likewise, I am grateful to our customers and vendors for their confidence and support while we underwent the painful, but necessary measures to rightsize our debt in light of an unforeseen protracted negative price environment for oil and gas. We look forward to working with our new board of directors, and with the support of all of our key stakeholders, to execute on our strategic goals during the current industry downturn and the next industry recovery.”

In connection with its restructuring and cost reduction measures, Warren plans to relocate its headquarters to Dallas, Texas by January 1, 2017, and close its current offices in Houston and Plano, Texas. Warren also plans to reduce leased office space in other locations, but anticipates maintaining a small team in Denver, Colorado and field offices and associated personnel in Long Beach, California, Rollins and Casper, Wyoming and Tunkhannock, Pennsylvania.

Additional details about Warren’s restructuring and the related agreements will be provided in a current report on Form 8-K to be filed with the Securities and Exchange Commission, which can be viewed on the SEC’s website at http://www.sec.gov or on Warren’s website at http://www.warrenresources.com/.

Jefferies LLC acted as financial advisor to Warren in connection with its restructuring, and Andrews Kurth Kenyon LLP represented Warren as its legal counsel throughout the restructuring.

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin in California, natural gas in the Marcellus Shale in Pennsylvania, and the Washakie Basin of Wyoming.

Forward-Looking Statements

Portions of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: the market prices of oil and gas and hedging activities undertaken in relation thereto; financial market conditions and the availability of liquidity; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of Warren’s acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to Warren’s business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect Warren’s common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in Warren’s organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of Warren’s financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, Warren undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in Warren’s filings on the Securities and Exchange Commission’s website (http://www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases.

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